Exhibit 99.1

Press Release
December 16, 2021
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Provides Fourth Quarter 2021 Record Earnings Guidance

FORT WAYNE, INDIANA, December 16, 2021 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today provided fourth quarter 2021 earnings guidance in the range of $5.46 to $5.50 per diluted share, representing record quarterly performance. Excluding the impact from the following items, the company expects fourth quarter 2021 adjusted earnings to be in the range of $5.69 to $5.73 per diluted share.

▪	Additional performance-based companywide special compensation of approximately $21 million, or $0.08 per diluted share, awarded to all non-executive, eligible team members in recognition of the company’s exceptional record annual performance.

▪	Costs of approximately $43 million, or $0.15 per diluted share (net of capitalized interest), associated with construction and startup of the company's Sinton Texas Flat Roll Steel Mill growth investment.

Comparatively, the company’s sequential third quarter 2021 earnings were $4.85 per diluted share, and adjusted earnings were $4.96 per diluted share, excluding the impact of construction and startup costs related to the Texas steel mill of $0.11 per diluted share. Prior year fourth quarter earnings were $0.89 per diluted share and adjusted earnings were $0.97 per diluted share, excluding the following: additional financing costs of $11 million, or $0.04 per diluted share, related to the company’s October 2020 refinancing activities; costs of approximately $14 million, or $0.05 per diluted share (net of capitalized interest), associated with construction of the company's Sinton Texas Flat Roll Steel Mill growth investment, non-cash asset impairment charges of $17 million (net of non-controlling interest), or $0.06 per diluted share related to certain noncore oil and gas investments, and a tax benefit of $13 million (net of non-controlling interest), or $0.06 per diluted share, related to the reduction of a valuation allowance.

Fourth quarter 2021 profitability from the company’s steel operations is expected to be higher than third quarter results setting a new quarterly record, driven by strong underlying steel demand and metal spread expansion across the platform, more than offsetting seasonally lower steel shipments. Domestic steel demand remains strong, with the automotive, construction, and industrial sectors continuing to lead the momentum.

Fourth quarter 2021 earnings from the company’s metals recycling operations are expected to be aligned with sequential third quarter results, based on improved metal margins despite modestly lower selling values and offsetting lower shipments. Many domestic steel mills had planned maintenance outages throughout the fourth quarter 2021, which lowered ferrous scrap demand.

Fourth quarter 2021 earnings from the company’s steel fabrication operations are expected to be more than two and one-half times higher than sequential record third quarter results, as significantly higher selling values and near-record shipments, meaningfully more than offset higher steel input costs. The non-residential construction sector remains strong as evidenced by robust order activity, resulting in another record order backlog and record forward-pricing for the company’s steel fabrication platform. The company anticipates this momentum to continue through 2022 based on these dynamics.

Based on continued confidence in cash flow generation, the company also repurchased approximately $320 million, or 2.5 percent, of its common stock during the fourth quarter 2021 through December 14, 2021. Year-to-date 2021, the company repurchased $1.1 billion, or approximately 8 percent of its common stock.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States, based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Diluted Earnings Per Share, a non-GAAP financial measure, provides additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, Adjusted Diluted Earnings Per Share included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel and recycled metals market places, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate", "intend", "believe", "estimate", "plan", "seek", "project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking," subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not a guarantee of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and steel imports, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other resources are subject to volatile market conditions; (7) compliance with and changes in environmental and remediation requirements; (8) increased regulation associated with the environment, climate change, greenhouse gas emissions and sustainability; (9) significant price and other forms of competition from other steel producers, scrap processors and alternative materials; (10) availability of an adequate source of supply for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance, (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (17) the impacts of impairment.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact: Investor Relations — +1.260.969.3500